EXHIBIT 99.1

Luvu Brands Reports Fiscal 2022 Second Quarter and First Half Results

Reports Record First Half Net Sales of $13.4 million; record Second Quarter Net Sales of $7.2 million

Atlanta, Georgia, February 18, 2022 – Luvu Brands, Inc. (OTCQB: LUVU), a designer, manufacturer and marketer of a portfolio of consumer lifestyle brands, today reported fiscal 2022 second quarter and first half results.

Fiscal Second Quarter 2022 Highlights

Three months ended December 31, 2021 as compared to the three months ended December 31, 2020

●    Net sales increased 26% to a record $7.2 million from $5.7 million.

●    Total gross profit of $1.6 million, up slightly from the prior year.

●    Gross profit as a percentage of net sales was 22% versus 27% in 2020.

●    Operating expenses increased 20% to $1,326,000 from $1,109,000.

●    Income from operations was $251,000, down 45% from $457,000 in 2020.

●    Net income of $167,000, or $0.00 per share, compared to a net income of $1,465,000, or $0.02 per share, in the prior year.

First Half Fiscal 2022 Highlights

Six months ended December 31, 2021 as compared to the six months ended December 31, 2020

●    Net sales increased 21% to a record $13.4 million from $11.1 million.

●    Total gross profit of $3.1 million, up 1% from $3.1 million in the prior year.

●    Gross profit as a percentage of net sales was 23% versus 28% in 2020.

●    Operating expenses were $2.5 million, up 16% from the prior year.

●    Income from operations was $574,000, versus $893,000 in 2020.

●    Net income of $394,000, or $0.01 per share, compared to a net income of $1,794,000, or $0.02 per share, in the prior year.

●    Adjusted EBITDA was $733,000 for the first half compared to $2,100,000 in the prior year first half.

Louis Friedman, Chairman and Chief Executive Officer, commented, “The company has a multi-faceted plan to increase sales, profitability and improve delivery times including 1) adding additional sewing and cutting automation, 2) increasing our orders from a sewing subcontractor in Mexico, and 3) re-sourcing and lowering costs of certain raw materials. The Company recently purchased a new unit production system from Eton Systems which will increase our sewing conveyor system capacity by 50%, we have expanded our relationship with our Mexican sewing subcontractor, and we recently signed web-sales contracts with Ashley Furniture, Frontgate, Indigo (Canada), and Raymour & Flanigan Furniture.”

Fiscal Second Quarter 2022 Results

Net sales increased 26% to $7.2 million, compared to $5.7 million in the same year-ago quarter. Sales of Liberator products increased 33% to $3.3 million from $2.5 million in the prior year. Jaxx product sales totaled $2.3 million, up 37% from $1.7 million in the second quarter of the prior fiscal year.  Avana products decreased 6% to $787,000 from $833,000 million in the prior year.

Gross profit for the second quarter totaled $1.6 million, compared to $1.6 million in the prior year second quarter.  The Company continued to experience labor and raw material cost increases during the second quarter; gross profit as a percentage of net sales fell to 22% from 27% in the prior year second quarter.

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Operating expenses were approximately 19% of net sales, or approximately $1,326,000, compared to 19% of net sales, or approximately $1,109,000, for the same period in the prior year.

Income from operations was $251,000 compared to $457,000 in the prior year.

Net income for the quarter was $167,000, or $0.00 per share, compared to net income of $1,465,000, or $0.02 per share in the prior year second quarter.  The prior year results include $1,096,000 in income from the forgiveness of the PPP loan.

Secured and unsecured debt decreased from $2.8 million on June 30, 2021 to $2.6 million on December 31, 2021 and working capital increased from $435,000 at June 30, 2021 to $849,000 at December 31, 2021. Cash and cash equivalents increased from $977,000 at June 30, 2021 to $1,081,000 at December 31, 2021.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 as filed with the Securities and Exchange Commission (the "SEC") on September 28, 2021 and our other filings with the SEC.  All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Luvu Brands, Inc. and are difficult to predict. Luvu Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.  The information which appears on our websites and our social media platforms is not part of this press release.

Use of Non-GAAP Financial Measures

Luvu Brands’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. As used herein, Adjusted EBITDA represents net income before interest income, interest expense, income taxes, depreciation, amortization, and stock-based compensation expense.  Management believes that this non-GAAP measures provide useful information about the Company's operating results.  Adjusted EBITDA has not been prepared in accordance with GAAP. This non-GAAP financial measure should not be considered as alternative to, or more meaningful than, net income as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this press release a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

About Luvu Brands

Luvu Brands, Inc. designs, manufactures and markets a portfolio of consumer lifestyle brands through the Company’s websites, online mass / drug merchants and specialty retail stores worldwide. Brands include: Liberator®, a brand category of iconic products for enhancing sensuality and intimacy; Avana®, inclined bed therapy products, assistive in relieving medical conditions associated with acid reflux, surgery recovery and chronic pain; and Jaxx®, a diverse range of casual fashion daybeds, sofas and beanbags made from virgin and our re-purposed polyurethane foam trim. Headquartered in Atlanta, Georgia, the Company occupies a 140,000 square foot vertically-integrated manufacturing facility and employs over 200 people. The Company's brand sites include: www.liberator.com, www.jaxxliving.com, www.avanacomfort.com plus other global e-commerce sites. For more information about Luvu Brands, please visit www.luvubrands.com.

Company Contact:

Luvu Brands, Inc.

Ronald Scott

Chief Financial Officer

770-246-6426

ron@LuvuBrands.com

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Fiscal 2022 Second Quarter and First Half Results

LUVU BRANDS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

 (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except share data)

Net Sales	$7,186	$5,714	$13,411	$11,081
Cost of goods sold	5,609	4,148	10,335	8,027
Gross profit	1,577	1,566	3,076	3,054
Operating expenses
Advertising and promotion	155	120	287	189
Other selling and marketing	321	270	581	537
General and administrative	772	668	1,485	1,332
Depreciation and amortization	78	51	149	103
Total operating expenses	1,326	1,109	2,502	2,161
Income from operations	251	457	574	893
Other Income (Expense):
Gain on forgiveness of SBA loan	−	1,096	−	1,096
Interest expense and financing costs	(84)	(88)	(180)	(195)
Total Other Income (Expense)	(84)	1,008	(180)	901
Income before income taxes	167	1,465	394	1,794
Provision for income taxes	−	−	−	−
Net income	$167	$1,465	$394	$1,794
Net income per share:
Basic	$.00	$.02	$.01	$.02
Diluted	$.00	$.02	$.01	$.02

Shares used in computing net income per share:
Basic	75,139,516	73,682,551	75,088,425	73,567,574
Diluted	76,613,472	74,050,847	76,594,991	74,550,249

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LUVU BRANDS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2021	2021
	(unaudited)
Assets:	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$1,081	$977
Accounts receivable, net	920	1,134
Inventories, net	3,456	3,391
Prepaid expenses	168	145
Total current assets	5,625	5,647

Equipment, property and leasehold improvements, net	1,863	1,934
Finance lease assets	23	27
Operating lease assets	2,409	2,554
Other assets	100	84
Total assets	$10,020	$10,246

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$2,597	$2,669
Current debt	1,361	1,599
Other accrued liabilities	528	694
Operating lease liability	290	250
Total current liabilities	4,776	5,212

Noncurrent liabilities:
Long-term debt	1,258	1,288
Long-term operating lease liability	2,256	2,423
Total noncurrent liabilities	3,514	3,711
Total liabilities	8,290	8,923
Commitments and contingencies (See Note 15)	—	—
Stockholders’ equity:
Preferred stock, 5,700,000 shares authorized, $0.0001 par value none issued and outstanding	—	—
Series A Convertible Preferred stock, 4,300,000 shares authorized $0.0001 par value, 4,300,000 shares issued and outstanding with a liquidation preference of $1,000 at December 31, 2021 and June 30, 2021	—	—
Common stock, $0.01 par value, 175,000,000 shares authorized, 75,260,433 and 75,037,890 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	752	750
Additional paid-in capital	6,177	6,166
Accumulated deficit	(5,199)	(5,593)
Total stockholders’ equity	1,730	1,323
Total liabilities and stockholders’ equity	$10,020	$10,246

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SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

 Reconciliation of net income to Adjusted EBITDA for the six months ended December 31, 2021 and 2020:

(Dollars in thousands)	Six months ended December 31,
	2021	2020
Net income	$394	$1,794
Plus interest expense, net	180	195
Plus depreciation and amortization expense	149	103
Plus stock-based compensation	10	8
Adjusted EBITDA	$733	$2,100

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